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Exhibit 3.51

ARTICLES OF INCORPORATION
Indicate the appropriate act
The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provisions of:
☒ Indiana Business Corporation Law	☐ Indiana Professional Corporation Act of 1983
As amended, executes the following Articles of Incorporation:

ARTICLE I—NAME
Name of Corporation
CompuPharm-LTC, Inc. (the name must contain the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation of one of these words).
ARTICLE II—REGISTERED OFFICE AND AGENT
Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent
C T CORPORATION SYSTEM
Address of Registered Office (street or building)	City		ZIP code
ONE NORTH CAPITOL AVENUE	INDIANAPOLIS	Indiana	46204

Principal Office: The post office address of the principal office of the Corporation is:

Post office address	City	State	ZIP code
300 Corporate Pointe, Suite 400	Culver City	CA	90230

ARTICLE III—AUTHORIZED SHARES
Number of shares:	One Thousand (1,000) If there is more than one class of shares, shares with rights and preferences, list such information on "Exhibit A."

ARTICLE IV—INCORPORATORS (the name(s) and address(es) of the incorporators of the corporation)
NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE

Suzanne M. Forman	300 Corporate Pointe Suite 400	Culver City	CA	90230

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 27th day of     May                 , 1994.

Signature	Printed name
SUZANNE M. FORMAN	Suzanne M. Forman
Signature	Printed name

Signature	Printed name

This instrument was prepared by: (name)
Suzanne M. Forman
Address (number, street, city and state)	Zip code
300 Corporate Pointe, Suite 400, Culver City, CA	90230

[SEAL]	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (R 3 / 1-88) "Approved by State Board of Accounts, (Revised) 1988"		Provided by	EVAN BAYH Secretary of State Room 155 State House Indianapolis, Indiana 46204
	INSTRUCTIONS:	Use 8 1/2 x 11 inch white paper for inserts. Filing requirements - Present original and one copy to address in upper right corner of this form.		(317) 232-6576 Indiana Code 23-1-38-1 et seg. FILING FEE $30.00

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF:

The undersigned officers of
                                CompuPharm-LTC, Inc.

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of:
(Indicate appropriate act)

            ☒ Indiana Business Corporation Law            ☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

SECTION 1 The date of incorporation is:

                                June 2, 1994

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:

                                TeamCare of Indiana, Inc.

SECTION 3

The exact text to Article(s)     I     of the Articles of Incorporation is now as follows:

Name of Corporation: TeamCare of Indiana, Inc.

ARTICLE II Manner of Adoption and Vote

SECTION 1 Action by Directors:

        The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article(s)     I     of the Articles of Incorporation and directing a meeting of the Shareholders, to be held on July 3, 1996, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (Select appropriate paragraph)

  (a)
  Vote of the Board of Directors at a meeting held on                        , 19    , at which a quorum of such Board was present.

  (b)
  Written consent executed on July 3, 1996, and signed by all members of the Board of Directors.

SECTION 2 Action By Shareholders:

        The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by: (Select appropriate paragraph)

  (a)
  Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

TOTAL
SHAREHOLDERS ENTITLED TO VOTE:

SHAREHOLDERS VOTED IN FAVOR:

SHAREHOLDERS VOTED AGAINST:

  (b)
  Written consent executed on July 3, 1996, and signed by all such Shareholders.

SECTION 3 Compliance with Legal Requirements.

        The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify subject to the penalties of perjury that the statements contained are true this 3rd day of July, 1996.

Current Officer's Signature /s/ M. HENRY DAY, JR.	Officer's Name Printed M. Henry Day, Jr.
Officer's Title Assistant Secretary

STATE OF INDIANA
OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDMENT

        To Whom These Presents Come, Greeting:

        WHEREAS, there has been presented to me at this office, Articles of Amendment for:

COMPUPHARM-LTC, INC.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

        The name of the corporation is amended as follows:

TEAMCARE OF INDIANA, INC.

        NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

        The effective date of these Articles of Amendment is July 12, 1996.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twelfth day of July, 1996.

Deputy

STATE OF INDIANA
OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDMENT

        To Whom These Presents Come, Greeting:

        WHEREAS, there has been presented to me at this office, Articles of Amendment for:

TEAMCARE OF INDIANA, INC.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

        The name of the corporation is amended as follows:

NEIGHBORCARE OF INDIANA, INC.

        NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

        The effective date of these Articles of Amendment is December 03, 1998.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Third day of December, 1998.
Sue Anne Gilroy SUE ANNE GILROY, Secretary of State

Deputy

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  Exhibit 3.51
ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF
STATE OF INDIANA OFFICE OF THE SECRETARY OF STATE ARTICLES OF AMENDMENT
STATE OF INDIANA OFFICE OF THE SECRETARY OF STATE ARTICLES OF AMENDMENT